EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Annual Report on Form 10-K/A of Kraig Biocraft Laboratories, Inc. for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kim Thompson, Chief Executive Officer and Chief Financial and Accounting Officer of Kraig Biocraft Laboratories, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents in all material respects, the financial condition and results of operations of Kraig Biocraft Laboratories, Inc.

Date: June 15 , 2010

/s/ Kim Thompson
Kim Thompson Chief Executive Officer Chief Financial and Accounting Officer